UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2024
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Credo Technology Group Holding Ltd
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-41249	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Maples Corporate Services, Limited, PO Box 309, Ugland House Grand Cayman, KY1-1104, Cayman Islands		N/A
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (408) 664-9329
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.00005 per share	CRDO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On August 12, 2024, Credo Technology Group Holding Ltd (the “Company”) announced that James Laufman is expected to join the Company as the Company’s Chief Legal Officer and Secretary, effective August 19, 2024.

Mr. Laufman will succeed Katherine E. Schuelke, who has served as the Company’s Chief Legal Officer and Secretary since January 2024. Ms. Schuelke will no longer serve as the Company’s Chief Legal Officer effective as of August 12, but is expected to serve in a consulting capacity for a limited period of time to help ensure a smooth transition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Credo Technology Group Holding Ltd

Date: August 12, 2024	By:	/s/ William Brennan
William Brennan
President and Chief Executive Officer